UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Inland American Real Estate Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Page 1 of 1	11/5/2013

Inland American Annual Stockholders’ Meeting FAQs

November 15 is later in the year than Inland American’s prior annual stockholders’ meetings; why is the meeting being held on November 15?

•	2013 has been a busy and exciting year for Inland American. We have announced several major transactions, including both acquisitions and dispositions of property, which we believe demonstrate the significant progress we have made in executing on our long-term strategy.

•	As we disclosed in our proxy statement, we are positioning the Company to explore various strategic alternatives designed to provide liquidity events for our stockholders, when and if these alternatives become available and if it is in the best interest of our stockholders. As part of this process, we have reviewed our governing documents in light of the range of possible liquidity events. As a result of that review process, our board has concluded that our existing charter is unduly restrictive and may ultimately limit our ability to execute certain strategies. Understanding the changes that need to be made to our charter and preparing the documents to present to our stockholders took time.

•	For these reasons, as well as others, we believe that November 15 is an appropriate date for our annual stockholders’ meeting.

In prior years Inland American has held its annual meeting approximately 90 days after the record date set for the annual meeting; with less time between the record date and meeting date for stockholders to submit a proxy what happens if a “quorum” is not present at the annual meeting?

•	The presence, in person or by proxy, of stockholders holding 50% of the shares of our common stock outstanding is necessary to constitute a quorum. There must be a quorum present in order for us to conduct business at the annual meeting.

•	If no quorum is present at the annual meeting on November 15, the annual meeting may be adjourned to a date not later than February 28, 2014 until a quorum is present.

•	During this adjournment we will continue to solicit proxies for purposes of establishing a quorum.

Additional Information and Where to Find It

The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its 2013 annual meeting of stockholders. The Company and its Business Manager, and their directors and certain of their officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from the Company’s stockholders in connection with the 2013 annual meeting of stockholders. INFORMATION REGARDING THOSE DIRECTORS AND OFFICERS AND THEIR RESPECTIVE INTERESTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT.

THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IS AVAILABLE FREE OF CHARGE AT THE SEC’S WEBSITE (WWW.SEC.GOV). IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN FREE COPIES OF SUCH DOCUMENTS BY DIRECTING A WRITTEN REQUEST TO 2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523, ATTENTION: INVESTOR RELATIONS. COPIES OF THE COMPANY’S FILINGS WITH THE SEC MAY ALSO BE OBTAINED AT THE “INVESTOR RELATIONS” SECTION OF THE COMPANY’S WEBSITE AT WWW.INLAND-AMERICAN.COM. INVESTORS SHOULD READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION.

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